SUBSIDIARIES OF THE REGISTRANT


                                                                  State of
                                                 Percentage of  Incorporation
Parent             Subsidiary                     Ownership    or Organization
------------------ ----------------------------- ------------- ---------------
------------------ ----------------------------- ------------- ---------------

PS Financial, Inc. Preferred Savings Bank            100%       Federal

Preferred          Preferred Service Corporation     100%       Illinois
Savings Bank